Exhibit 10.3


                             DISTRIBUTION AGREEMENT

        AGREEMENT made as of the __ day of July 2007 among Rodman & Renshaw Holding, LLC, a Delaware limited liability company ("HOLDING"), Paul Revere, LLC, a Delaware limited liability company ("PR"), R&R Capital Group, Inc. ("RRCG"), a Delaware corporation that has elected to be taxed under subchapter "S" of the Internal Revenue Code of 1986, as amended (the "CODE") and the persons listed on Schedule A hereto (the "STOCKHOLDERS"), who constitute all of the present stockholders of RRCG.

                               W I T N E S S E T H
                               - - - - - - - - - -

        WHEREAS, PR and RRCG (each a "Member" and, collectively, the "Members") own all of the membership interests of Holding; and

        WHEREAS, pursuant to a Securities Purchase Agreement, dated as of March 1, 2007, Holding agreed not to make any cash distributions with respect to its shares other than a Tax Payment Distribution as defined in the Amended and Restated Limited Liability Operating Agreement of Holding (the "OPERATING AGREEMENT"); and

        WHEREAS, pursuant to an Exchange Agreement, dated as of the date hereof (the "EXCHANGE AGREEMENT"), PR has agreed to contribute its entire membership interest in Holding to Enthrust Financial Services, Inc., a Delaware corporation ("ENTHRUST") in exchange for shares of Enthrust's common stock, par value $.001 per share (the "COMMON STOCK") and the Stockholders have agreed to contribute their shares in RRCG to Enthrust in exchange for Common Stock (such transactions being herein referred to as the "Exchange"); and

        WHEREAS, Holding intends to make a final Tax Payment Distribution to the Members as set forth below; and

        WHEREAS, the parties hereto have agreed upon the following procedures with respect to the final Tax Payment Distribution.

        NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1. On or before the date hereof, Holding has calculated, in conjunction with its tax advisors, an estimate of Holding's taxable income for the period beginning on January 1, 2007 and ending on the projected closing date (such period being herein referred to as the "SHORT PERIOD") of the Exchange (such amount being herein referred to as the "ESTIMATED SHORT PERIOD TAXABLE INCOME").

        2. Immediately prior to the consummation of the Exchange, Holding will distribute to PR and RRCG, 70% and 30%, respectively, an amount (the "PRELIMINARY FINAL DISTRIBUTION") not to exceed 80% of the product of (a) 45.498% (which is the maximum combined individual, Federal, New York State and New York City income tax rate as determined by Holding's tax advisor, and referred to herein as the "APPLICABLE TAX RATE") and (b) the Estimated Short Period Taxable Income.

        3. Following the date on which the Exchange is consummated, and within the periods required by applicable federal, state and local tax laws, Holding will prepare and file final tax returns (federal, state and local) for the Short-Period (the "FINAL TAX RETURNS"), which shall
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set forth all of the items of income, gain, deduction, loss and credit making up
Holding's consolidated taxable income for the Short Period ("ACTUAL SHORT PERIOD TAXABLE INCOME") and shall deliver Schedules K-1 to each of PR and RRCG as filed with the Final Tax Returns.

        4. Within 10 days after the filing of the Final Tax Returns, Holding shall make a supplemental payment to PR and the Stockholders, 70% and 30%, respectively, in an amount equal to (a) the product of (i) the Applicable Tax Rate and (ii) the Actual Short Period Income ("ACTUAL TAXES") less (b) the Preliminary Final Distribution. Any amount determined to be due to the Stockholders shall be paid to them in accordance with their respective interests as set forth on Schedule A hereto.

        5. In the event that the Preliminary Final Distribution exceeds the Actual Taxes (the "EXCESS DISTRIBUTION"), Holding shall so notify PR and the Stockholders and, within thirty (30) days of receipt of such notice, PR shall reimburse Holding 70% of such Excess Distribution and the Stockholders shall reimburse Holding 30% of such Excess Distribution, in accordance with their respective interests as set forth on Schedule A hereto.

        6.      Miscellaneous

        (a) All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by written notice to the other parties):

If to Holding:

                1270 Avenue of the Americas, 16th Floor
                New York, NY 10020
                Attention: Thomas Pinou, Chief Financial Officer
                Facsimile No.:  212-356-0532

If to PR:

                c/o Rodman & Renshaw, LLC
                1270 Avenue of the Americas, 16th Floor
                New York, NY 10020
                Attention: Mr. Edward Rubin
                Facsimile No.:  212-356-0537

If to any Stockholder to the
address set forth next to such Stockholder's name on Schedule A

In each case, with a copy to:

                Morse Zelnick Rose & Lander, LLP
                405 Park Avenue, Suite 1401
                New York, New York 10022
                Attention:  Kenneth S. Rose, Esq.
                Facsimile No.:  212-838-9190

        (b) Any dispute or controversy under this Agreement shall be settled exclusively by arbitration in the City of New York, County of New York in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitration award in any court having jurisdiction.

        (c) The parties agree (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as any other party may reasonably request for the purpose of carrying out the intent of this Agreement.

        (d) This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party against whom the enforcement of such amendment is sought.

        (e) No party may assign any of its rights under this Agreement without the prior consent of the other parties, except that RRCG may assign any of its rights to the Stockholders. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

        (f) If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

        (g) The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

        (h) This Agreement will be governed by the laws of the State of New York without regard to conflicts of laws principles.

        (i) This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

                                                RODMAN & RENSHAW HOLDING, LLC

                                                By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

                                                PAUL REVERE, LLC

                                                By:
                                                   -----------------------------
                                                   Name: Edward Rubin
                                                   Title: Authorized Member

                                                R&R Capital Group, Inc.

                                                By:
                                                   -----------------------------
                                                   John J. Borer, III.
                                                   Chief Executive Officer

                                                RRCG STOCKHOLDERS:

                                                --------------------------------
                                                John J. Borer III

                                                --------------------------------
                                                Barry Bryant

                                                --------------------------------
                                                John Gleason

                                                --------------------------------
                                                Arthur Herbert

                                                --------------------------------
                                                Lester Hochberg

                                                --------------------------------
                                                Stefanie Deoleo

                                                --------------------------------
                                                Katherine Hochberg

                                                --------------------------------
                                                George Kowski

                                                --------------------------------
                                                Timothy Papp

                                                --------------------------------
                                                Thomas Pinou

                                   SCHEDULE A
                                   ----------

                                  STOCKHOLDERS
                                  ------------

       NAME                            ADDRESS                         INTEREST
       ----                            -------                         --------
                               377 Ravine Drive
John J. Borer, III             South Orange, NJ 07079                   40.690%

                               147 South Windsor Avenue
Barry Bryant                   Brightwaters, NY 11718                    4.994%

                               13717 Shoal Summit Drive
John Gleason                   San Diego, CA 92128                       9.090%

                               531 Garden Street, Apt. 1
Arthur Herbert                 Hoboken, NJ 07030                         2.962%

                               45 East 89th Street, Apt. 21F
Lester Hochberg                New York, NY 10128                       18.218%

                               45 East 89th Street, Apt. 21F
Stefanie Deoleo                New York, NY 10128                        1.493%

                               45 East 89th Street, Apt. 21F
Katherine Hochberg             New York, NY 10128                        1.493%

                               39 Woods Road
                               P.O. Box 68
George Kowski                  Yulan, NY 12792                          13.750%

                               2037 Delancey Pl., Apt. 1F
Timothy Papp                   Philadelphia, PA 19103                    0.068%

                               31 Sunken Meadow Road
Thomas Pinou                   Fort Salonga, NY 11768                    7.243%

TOTAL                                                                   100.0%